Exhibit 99.1

AsiaFIN Holdings Corp. Announces First Quarter 2026 Financial Results

Kuala Lumpur, May 13, 2026 – AsiaFIN Holdings Corp., (OTCQB: ASFH), a leading fintech financial ecosystem enabler, today announced financial results for the first quarter of 2026 ended March 31, 2026.

Financial Results for the Quarter Ended March 31, 2026:

●	Cash and cash equivalents were approximately $1.69 million as of March 31, 2026 as compared to approximately $1.75 million as of December 31, 2025.

●	Revenue for the quarter was approximately $1.28 million, an increase of 105.3% compared to approximately $621,000 in the first quarter of 2025.

●	Gross profit was approximately $341,000, or 26.7% gross margin, compared to a gross loss of approximately $6,900, or negative 1.1% gross margin, in the first quarter of 2025. The improvement in gross margin reflects stronger revenue growth and improved operational efficiency during the quarter.

●	Selling, general and administrative expenses were approximately $510,000, an increase of 4.9% compared to approximately $486,000 in the first quarter of 2025.

●	Net loss was approximately $165,000, a decrease of 66.3% compared to a net loss of approximately $489,000 for the first quarter of 2025.

●	Net loss attributable to common shareholders was approximately $153,000, a decrease of 68.4% compared to a net loss of approximately $482,000 for the first quarter of 2025.

●	Total comprehensive loss was approximately $144,000, a decrease of 69.2% compared to a comprehensive loss of approximately $468,000 for the first quarter of 2025. Net loss per share, basic and diluted, was $0.00 compared to $0.01 for the first quarter of 2025.

KC Wong, AsiaFIN’s CEO, said, “In line with our strong revenue growth momentum entering 2026, AsiaFIN delivered another quarter of financial improvement in the first quarter of 2026, with revenue increasing more than 100% year-over-year to approximately $1.28 million.”

“We also achieved a significant improvement in gross margin during the quarter, moving from a negative gross margin in the first quarter of 2025 to a positive gross margin of 26.7% in the current quarter,” continued Mr. Wong. “At the same time, net losses were substantially reduced compared to the same period last year.”

“With our Software as a Service (SaaS) revenue model taking shape, we are beginning to see recurring revenue contributions this quarter and expect this trend to continue supporting our future business growth.” KC Wong concluded.

ASIAFIN HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2026 (UNAUDITED) AND DECEMBER 31, 2025 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of March 31, 2026	As of December 31, 2025
	Unaudited	Audited

ASSETS
Current assets
Cash and cash equivalents	$1,685,762	1,748,051
Account receivables, net	1,245,284	1,105,953
Prepayment, deposits and other receivables	248,477	260,380
Contract assets	179,371	159,867
Amount due from related parties (including $43,855 and $42,672 of amount due from associate as of March 31, 2026 and December 31, 2025, respectively)	76,177	74,924
Tax assets	106,172	99,094
Total current assets	$3,541,243	3,448,269

Non-current Assets
Right-of-use assets, net	$574,106	583,610
Property, plant and equipment, net	695,787	714,685
Investment in associates	8,196	8,250
Total non-current assets	$1,278,089	1,306,545

TOTAL ASSETS	$4,819,332	4,754,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued liabilities and other payables	$501,977	502,712
Account payables (including $64,721 and $64,580 of account payable to related party as of March 31, 2026 and December 31, 2025, respectively)	155,203	155,051
Contract liabilities	1,009,322	734,475
Income tax payable	50,106	71,269
Amount due to director	70,835	70,687
Finance lease liability – current portion	16,181	15,972
Operating lease liability – current portion	69,584	60,689
Total current liabilities	$1,873,208	1,610,855

Non-current liabilities
Amount due to director – non-current portion	-	18,491
Finance lease liability – non-current portion	24,119	28,169
Operating lease liability – non-current portion	504,522	522,921
Deferred tax liabilities	8,230	8,212
Total non-current liabilities	$536,871	577,793

TOTAL LIABILITIES	$2,410,079	2,188,648

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,915,838 and 81,915,838 shares issued and outstanding as of March 31, 2026 and December 31, 2025	8,192	8,192
Additional paid-in capital	10,795,250	10,795,250
Accumulated other comprehensive loss	(50,138)	(58,383)
Accumulated deficit	(8,277,505)	(8,124,933)
Non-controlling interest	(66,546)	(53,960)

TOTAL SHAREHOLDERS’ EQUITY	$2,409,253	2,566,166

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,819,332	4,754,814

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended March 31, 2026	Three months ended March 31, 2025

REVENUE	$1,275,522	$621,179

COST OF REVENUE (including $0 and $46,029 of cost of service revenue to related party for the three months ended March 31, 2026 and 2025, respectively)	(934,756)	(628,092)

GROSS PROFIT/(LOSS)	$340,766	$(6,913)

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(74)	(1)

OTHER INCOME (including $186 and $0 of interest income from related party for the three months ended March 31, 2026 and 2025, respectively)	3,772	3,282

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $27,738 and $25,122 of selling, general and administrative expenses to related party for the three months ended March 31, 2026 and 2025, respectively)	(509,622)	$(485,831)

LOSS BEFORE INCOME TAX	(165,158)	$(489,463)

INCOME TAX EXPENSES	-	-

NET LOSS	(165,158)	$(489,463)
Net loss attributable to non-controlling interest	12,586	7,034

NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	(152,572)	(482,429)

Other comprehensive income:
- Foreign currency translation loss	8,245	14,044

TOTAL COMPREHENSIVE LOSS	(144,327)	$(468,385)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	81,915,838	81,838,994

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(165,158)	$(489,463)

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation and amortization	38,068	30,730
Share of loss from operation of associate	74	1
Disposal of asset	-	(11,248)
Provision for credit loss allowance	68,681	105,903

Changes in operating assets and liabilities:
Account payables	(189)	86,234
Account receivables	(209,995)	139,261
Prepayment, deposits and other receivables	21,356	6,587
Contract assets	(19,574)	-
Accrued liabilities and other payables	(10,103)	(43,770)
Contract liabilities	279,500	214,690
Tax assets	(7,012)	(12,515)
Income tax payable	(21,774)	(57,451)
Change in lease liability	(17,057)	(14,107)

Net cash used in operating activities	$(43,183)	$(45,148)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(114)	(16,258)
Disposal of property, plant and equipment	-	11,248

Net cash used in investing activities	$(114)	$(5,010)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	-	9,000
Advance to director	(18,934)	(14,623)
Repayment of finance lease liabilities	(4,022)	-
Advances to related companies	(911)	(1,403)

Net cash used in financing activities	$(23,867)	$(7,026)

Effect of exchange rate changes on cash and cash equivalents	$4,875	$5,915

Net decrease in cash and cash equivalents	$(62,289)	$(51,269)
Cash and cash equivalents, beginning of period	1,748,051	1,309,929

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,685,762	$1,258,660

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$28,786	$23,675
Cash paid for interest paid	$327	$541

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of operating lease right-of-use assets and operating lease obligations upon adoption of ASC Topic 842	$72,777	$73,871

Initial recognition of the balance payment of finance lease right-of-use asset by finance lease liabilities	$-	$-

About AsiaFIN Holdings Corp.

AsiaFIN Holdings Corp. (OTCQB: ASFH), a Nevada corporation, operates through its wholly owned subsidiaries in Malaysia, Hong Kong, and the British Virgin Islands. AsiaFIN’s mission is to become the “financial ecosystem enabler” through its solutions in Fintech; Regulatory Technology (RegTech); ESG Consultancy & Reporting and Robotic Process Automation (RPA) services. AsiaFIN provides services to more than 90 financial institutions and over 100 corporate clients in the Asia and Middle East region including Malaysia, Myanmar, the Philippines, Indonesia, Bangladesh, Pakistan, Thailand, Singapore and Saudi Arabia. AsiaFIN’s clients are central banks, financial institutions and large corporations. For further information regarding the company, please visit https://asiafingroup.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of AsiaFIN and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

AsiaFIN undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with AsiaFIN’s operating history, recent history of losses and profits, ability to adequately protect its software innovations, dependence on key executives, ability to obtain required regulatory approvals, other factors described in AsiaFIN’s Annual Report on Form 10-K and other factors as may periodically be described in AsiaFIN’s filings with the U.S. Securities and Exchange Commission.

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Investors

AsiaFIN Holdings Corp. (OTCQB:ASFH)
KC Wong, Chief Executive Officer
investor.relations@asiafingroup.com

Media

AsiaFIN Holdings Corp. (OTCQB:ASFH)
KC Wong, Chief Executive Officer
media@asiafingroup.com

SOURCE: ASIAFIN HOLDINGS CORP.

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